EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in StarTek, Inc.’s Registration Statements on Form S-8 (File Nos. 333-213041, 333-213040, 333-213039, 333-150634, 333-150635, 333-142780, 333-134903, 333-126989, 333-168463, 333-117451, 333-183226 and 333-195801) of our report dated March 16, 2018, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of StarTek, Inc., which appears in this Annual Report on Form 10-K.

EKS&H LLLP

Denver, Colorado
March 16, 2018